Exhibit 99.1

ARRIS Acquires Motorola Home:

Creates Premier Video Delivery and Broadband Technology Company

Powerful Combination Transforms Industry, Accelerates Innovation

Suwanee, GA — April 17, 2013: ARRIS Group, Inc. (NASDAQ: ARRS) today announced that it completed its acquisition of the Motorola Home business from a subsidiary of Google Inc. This combination will enable ARRIS to transform how service and content providers deliver entertainment and communications. ARRIS paid Google approximately $2.2 billion in cash and issued Google 10.6 million shares of its common stock in connection with the transaction.

The cash portion of the consideration was funded through syndicated debt financing and the sale by ARRIS of 10.6 million ARRIS shares to Comcast Corporation. As a result of these securities transactions, Google and Comcast each hold approximately 7.7% of ARRIS’ currently outstanding shares.

“This acquisition creates a global player in video delivery and broadband technology. We are combining the industry’s top experts and technologies to create a powerful solution for the entire multiscreen delivery chain – from network infrastructure, to transport, to user experience,” said Bob Stanzione, Chairman and CEO of ARRIS. “The new ARRIS has the expertise to transform the industry.”

The company will be led by a management team of top executives with unrivaled experience from both companies. These leaders have a proven track record for pioneering many of the industry’s most significant transformations to date, and bring with them deep customer relationships and industry expertise.

As previously announced, ARRIS will release first quarter 2013 financial results after the market close on Wednesday, April 24, 2013. ARRIS management will also conduct a conference call at 5:00 p.m. EDT on the same day to discuss these results. More information about this conference call can be found on ARRIS Investor Relations website:

http://ir.arrisi.com/phoenix.zhtml?c=87823&p=irol-newsArticle&ID=1804842&highlight=

About ARRIS

ARRIS is a premier video and broadband technology company that transforms how service providers worldwide deliver entertainment and communications without boundaries. Its powerful end-to-end platforms enable service and content providers to improve the way people connect – with each other and with their favorite content. The Company’s vision and expertise continue to drive the industry’s innovations, as they have for more than 60 years. Headquartered north of Atlanta, in Suwanee, Georgia, ARRIS has R&D, sales and support centers throughout the world. For more information: www.arrisi.com

Forward-Looking Statements

This press release and related public disclosures contain forward looking statements. These statements include, among others, statements concerning future performance of ARRIS following the completion of the acquisition of the Motorola Home Business and ARRIS’ ability to achieve the expected strategic benefits and synergies. Statements regarding future events are based on the parties’ current expectations. Actual results may differ materially from those suggested by any forward-looking statement. Forward-looking statements are necessarily subject to associated risks related to, among other things, the retention of employees of Motorola Home Business and the ability of ARRIS to successfully integrate Motorola Home’s opportunities, technology, personnel and operations. Other factors that could cause results to differ from current expectations include: the uncertain current economic climate and financial markets, and their impact on our customers’ plans and access to capital: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions; rights to intellectual property and the current trend toward increasing patent litigation, market trends and the adoption of industry standards; possible acquisitions and dispositions; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2012. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

Contacts:

Bob Puccini

ARRIS Investor Relations

720-895-7787

720-480-2388 (mobile)

bob.puccini@arrisi.com

Alex Swan

ARRIS Media Relations

678-473-8327

404-307-5485 (mobile)

alex.swan@arrisi.com